Exhibit 28(a)(3)

By-Laws

of

18.32 Investment Trust

ARTICLE 1
Agreement and Declaration of Trust and Offices

1.1 Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of 18.32 Investment Trust, the Delaware statutory trust established by the Declaration of Trust (the “Trust”). Any capitalized term not otherwise defined herein shall have the same meaning given to such term in the Declaration of Trust. In the event of any inconsistency between the terms of these By-Laws and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

1.2 Offices. The Trust may maintain one or more other offices, including its principal office, in or outside of Delaware, in such cities as the Trustees may determine from time to time. Unless the Trustees otherwise determine, the principal office of the Trust shall be located at 4B Norre Gade, Charlotte Amalie, St Thomas, VI 00802.

ARTICLE 2
Meetings of Trustees

2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of the shareholders.

2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman, President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting. Such special meetings shall be held at such place or places within or outside of the State of Delaware.

2.3 Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone, electronic mail or facsimile at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4 Quorum. A majority of the Trustees shall constitute a quorum for the transaction of business and an action of a majority of the quorum shall constitute action of the Trustees. If at any meeting of the Trustees there shall be less than a quorum present, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be obtained. Notice of an adjourned meeting need not be given.

2.5 Special Action. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

2.6 Participation by Telephone. Trustees of the Trust may participate in a regular or special meeting of the Board of Trustees (the “Board”) or any committee thereof (each a “Committee”) by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting except as otherwise provided by the Investment Company Act of 1940 (the “1940 Act”).

Adopted: September 1, 2026

2.7 Action by Consent. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by a majority of the Trustees and filed with the records of the Trustees’ meetings. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trust.

2.8 Counsel and Experts. The Trustees who are not Interested Persons may, by vote of a majority of such Trustees, at the Trust’s expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time, including services to one or more committees established by the Trustees, and may execute any agreements, contracts, instruments or other documents in connection therewith.

2.9 Compensation and Expenses. Trustees may, pursuant to resolution of the Board, be paid fees for their services, which fees may consist of an annual fee or retainer and/or fixed fee for attendance at meetings. In addition, Trustees may in the same manner be reimbursed for expenses incurred in connection with their attendance at meetings or otherwise in performing their duties as Trustees. Members of Committees may be allowed like compensation and reimbursement. Nothing herein contained shall preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.

2.10 Chairman of the Board. The Board shall choose a Chairman of the Board that may, but need not, be a Trustee, and may elect, from their own number, a Vice Chairman, in each case to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, removal or disqualification. The Chairman of the Board shall preside at all meetings of the Board and of the Shareholders at which the Chairman is present. The Chairman (or, if the Chairman is unable to attend any such meeting, the Vice Chairman or Chairman’s designee) shall preside at all meetings of the Trustees and the Shareholders. The Chairman and Vice Chairman shall have such other duties and powers as the Trustees may from time to time determine.

2.11 Powers. The Board may exercise all the powers of the Trust, except such as are by statute, the Declaration of Trust, or these By-Laws conferred upon or reserved to the Shareholders. The Board shall keep full and fair accounts of its transactions. The Board will have the resources, including appropriate funding, and authority to discharge its responsibilities, including the authority to retain and compensate independent or special counsel and other experts or consultants.

2.12 Numbers of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees; provided, however, the number of Trustees shall in no event be reduced to less than three by such an instrument. The selection and nomination of Trustees who are not ‘interested persons’ of the Trust, as such term is defined by the 1940 Act (“Interested Persons”), and the rules thereunder, shall be committed to the discretion of the Trustees who are not Interested Persons of the Trust.

2.13 Resignation and Removal. Any Trustee may resign at any time by written instrument signed by him or her and delivered to the other Trustees or at a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any of the Trustees may be removed with or without cause by the action of two thirds (2/3) of the remaining Trustees (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by the 1940 Act). Removal with cause shall include, but not be limited to, the removal of a Trustee due to physical or mental incapacity.

2.14 Vacancies. In case of the declination to serve, death, resignation, retirement, removal or incapacity of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustee or Trustees shall fill such vacancy by appointing such other person as such Trustee or Trustees in their discretion shall see fit consistent with the limitations under the 1940 Act, unless such Trustee or Trustees determine to decrease the number of Trustees. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur at a later date. An appointment of a Trustee shall be effective upon the acceptance of the person so appointed to serve as trustee, except that any such appointment in anticipation of a vacancy shall become effective at or after the date such vacancy occurs.

Adopted: September 1, 2026

ARTICLE 3
Officers

3.1 Enumeration and Qualification. The officers of the Trust shall be a President (Principal Executive Officer), a Chief Compliance Officer, a Treasurer (Principal Financial Officer), a Secretary, and such other officers, including Vice Presidents, as the Trustees from time to time may in their discretion elect. The Trust also may have such agents as the Trustees from time to time may in their discretion appoint. Any officer may be, but need not be, a Trustee or shareholder. The same person may hold any two or more offices and any office (other than that of the Chief Compliance Officer) may be vacant from time to time. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

3.2 Election. The Trustees shall elect the Principal Executive Officer, the Principal Financial Officer and a Secretary annually. The Chief Compliance Officer must be appointed by the Trustees, including a majority of the independent Trustees, as defined in the 1940 Act (the “Independent Trustees”). Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any office may be filled at any time, provided, however, that filling a vacancy in the office of Chief Compliance Officer must be approved by the Trustees, including a majority of the Independent Trustees.

3.3 Tenure. The officers shall hold office at the pleasure of the Trustees or until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.

3.4 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5 President. The President shall be the Principal Executive Officer of the Trust. In the absence of the Chairman of the Board, and unless the Trustees provide otherwise, the President shall preside at all meetings of the Shareholders and of the Board at which the President is present; and in general, shall perform all duties incident to the office of a president of a Trust, and such other duties, as from time to time, may be assigned to him or her by the Board. In the absence of the Chairman of the Board, and unless the Trustees provide otherwise, the President shall preside at all meetings of the Shareholders and of the Board at which the President is present.

3.6 Chief Compliance Officer. The Chief Compliance Officer of the Trust will be responsible for administering its compliance policies and procedures, shall have sufficient authority and independence within the organization to compel others to adhere to the compliance policies and procedures, shall report directly to the Board, shall annually furnish a written report on the operation of the compliance policies and procedures to the Board and shall perform such other duties as prescribed by the Board. No officer, director, employee, investment adviser, or principal underwriter of the Trust, or any person acting under the direction of such persons, shall directly or indirectly take any action to coerce, manipulate, mislead, or fraudulently influence the Chief Compliance Officer in the performance of his or her compliance responsibilities.

3.7 Treasurer. The Treasurer shall be the Principal Financial Officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, the Treasurer shall be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

3.8 Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. The Secretary shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Adopted: September 1, 2026

3.9 Vice Presidents. The Vice President or Vice Presidents, at the request of the President, in the President’s absence or during the President’s inability or refusal to act, shall perform the duties and exercise the function of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board, the President may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board, the Chairman of the Board, or the President.

3.10 Subordinate Officers. The Board may from time to time appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board, the President or the Chairman of the Board may prescribe. The Board may, from time to time, authorize any committee or officer to appoint and remove subordinate officers and prescribe the duties thereof.

3.11 Surety Bonds. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his or her hands.

3.12 Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the President or the Secretary and to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any officer may be removed from office whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees, with or without cause; provided, however, that removal of the Chief Compliance Officer will require approval of a majority of the Trustees, including a majority of the Independent Trustees. In addition, any officer or agent appointed in accordance with the subordinate officer provisions of these By-Laws may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4
Committees

4.1 Establishment and Authority. The Declaration of Trust contains provisions relating to the establishment of committees by the Trustees. Each committee shall have such powers and authority as shall be authorized by the Trustees, and may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Trustees. The Trustees may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.

4.2 Quorum; Voting. Unless the specific rules and procedures adopted by a committee in accordance with Section 4.1 provide otherwise, a majority of the members of any committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority (which writings may be executed and/or delivered by electronic means). Members of a committee may participate in a meeting of such committee by means of a conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

4.3 Compensation of Members. The Chairman, if any, and members of any duly appointed committee shall receive such compensation and/or fees and reimbursement for expenses as from time to time may be determined by the Trustees.

Adopted: September 1, 2026

ARTICLE 5
Reports

5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

5.2 Inspection of Books. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

ARTICLE 6
Fiscal Year

6.1 General. The fiscal year of the Trust shall be fixed by, and shall be subject to change by, the Trustees.

ARTICLE 7
Seal

7.1 General. If required by applicable law, the seal of the Trust shall consist of a flat-faced die with the word “Delaware”, together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8
Execution of Papers

8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, the Secretary, or by the Treasurer and need not bear the seal of the Trust.

ARTICLE 9
Issuance of Share Certificates

9.1 Share Certificates. Unless the issuance of certificates is authorized by the Trustees, Shares shall be held on the books of the Trust by one or more transfer agents appointed in accordance with Section 3.3 of the Declaration of Trust (each, a “Transfer Agent”) in uncertificated form, and the record holders of such shares shall be treated for all purposes as Shareholders under the Declaration of Trust.

The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by such shareholder, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice-President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

Adopted: September 1, 2026

9.2 Share Transfers. Transfers of Shares of the Trust shall be made only on the books of the Trust, as maintained by the Transfer Agent with respect to such Shares, by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Transfer Agent for such Shares and upon surrender of any certificate or certificates representing such Shares, if any, properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the person in whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that properly documented pledges of Shares as collateral security may be accounted for by the Transfer Agent in accordance with its standard procedures with respect thereto. The Trust, or any Transfer Agent on behalf of the Trust, shall be authorized to refuse any transfer unless and until presentation of proper documentation as may be reasonably required to show that the requested transfer is proper.

9.3 Loss of Certificates. The Transfer Agent for any Series, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for Shares which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non-receipt and of an indemnity agreement executed by the registered holder or his legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents and assurances as may be approved by the Trustees.

9.4 Issuance of New Certificate to Pledgee. In the event certificates have been issued, a pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder, and entitled to vote thereon.

9.5 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

9.6 Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, certification, transfer and registration of Shares.

ARTICLE 10
Custodian

10.1 General. The Trust shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least two million dollars ($2,000,000) as Custodian of the capital assets of the Trust, provided such a Custodian satisfies the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Custodian shall be compensated for its services by the Trust, and upon such basis as shall be agreed upon from time to time between the Trust and the Custodian. The Trust shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and securities of the Trust.

The Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission, or otherwise in accordance with applicable law, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

The Trustees may direct the Custodian to accept written receipts or other written evidence indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

Adopted: September 1, 2026

10.2 Checks. All checks or demands for money and notes of the Trust shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

10.3 Representation of Shares. Any officer of the Trust is authorized to vote, represent and exercise any and all rights incident to any Shares of any corporation or other business enterprise owned by the Trust.

ARTICLE 11
Dealings with Trustees and Officers

11.1 General. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which he is interested.

ARTICLE 12
Shareholders

12.1 Meetings. A meeting of the shareholders of the Trust shall be held whenever called by the Trustees, whenever election of a Trustee or Trustees by shareholders is required by the provisions of Section 16(a) of the 1940 Act for that purpose or whenever otherwise required pursuant to the Declaration of Trust. Any meeting shall be held on such day and at such time as the President or the Trustees may fix in the notice of the meeting. The Trustees may determine or may authorize the officers of the Trust to determine, the date, time and place for any meeting of Shareholders, which place may be within or outside the State of Delaware. Any meeting so called may be postponed or cancelled prior to the meeting, provided that notice of such postponement or cancellation is given to the Shareholders entitled to vote at that meeting, if notice of such meeting had been given to Shareholders.

12.2 Record Dates. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment or postponement thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 120 days before the date originally set for any meeting of shareholders (it being understood that a meeting of Shareholders, as adjourned or postponed, may occur more than 120 days after such date) or more than 60 days before the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or any part of such period.

12.3 Notice of Meetings. Notice of all meetings of shareholders and any postponements thereof, stating the time, place and purposes of the meeting, shall be given by the Secretary or the Trustees in accordance with Section 12.9 hereof at least seven days and not more than 120 days before the date for the meeting set forth in such notice, to each Shareholder of record of the applicable Series on the date set in accordance with Section 12.2 hereof. Any adjourned meeting may be held as adjourned without further notice, even if the date of such adjourned meeting is more than 120 days after the notice of the original meeting or the postponement thereof, was mailed or sent. Where separate meetings are held for shareholders of one or more individual Series to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section.

12.4 Quorum. The holders of thirty-three and one-third percent (33 1/3%) of the Outstanding Shares entitled to vote and present in person or by proxy at the meeting shall constitute a quorum at any meeting of the Shareholders, except that where pursuant to any provision of law, the Declaration of Trust or these By-Laws a vote shall be taken by individual Series, then holders of thirty-three and one-third percent (33 1/3%) of the Outstanding Shares of that Series entitled to vote and present in person or by proxy shall be necessary to constitute a quorum for the transaction of business by that Series. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.

Adopted: September 1, 2026

12.5 Adjournments. Any meeting of Shareholders may be adjourned by the person presiding thereat, regardless of whether a quorum is present, without further notice with respect to one or more matters to be considered at such meeting, to a designated time and place. When a quorum is present with respect to any matter or matters, such adjournment may be effected by the person presiding thereat or by the vote of holders of Shares representing a majority of the voting power of the Shares present and entitled to vote with respect to such matter or matters. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

12.6 Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees or officers may direct, for verification prior to the time at which such vote shall be taken. In connection with the solicitation of proxies by the Trustees, a Shareholder may give instructions through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if in each case such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder’s name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Proxies may also be submitted via facsimile if such method has been authorized by the Trust by its officers, and pursuant to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose. Pursuant to a vote of the Trustees, proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share, but shall be counted as present at the meeting for all other purposes. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting, and no proxy shall be valid after eleven months from its date. A Shareholder who has submitted a proxy may revoke or withdraw the proxy with respect to any matter to be considered at a meeting or any adjournment or postponement thereof if such revocation or withdrawal is properly received prior to the vote on that matter, by delivering a duly executed proxy bearing a later date or by attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters.

12.7 Conduct of Meetings. For any matter to be properly brought before any meeting of Shareholders, the matter must be either specified in the notice of meeting given by or at the direction of a majority of the Trustees then in office or otherwise brought before the meeting by or at the direction of the President or other presiding officer. With the exception of Shareholder proposals submitted in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the Trust’s proxy materials. The Trustees may from time to time in their discretion provide for procedures by which Shareholders may, prior to any meeting at which Trustees are to be elected, submit the names of potential candidates for Trustee, to be considered by the Trustees, or any proper committee thereof. At all meetings of Shareholders, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman, the Vice Chairman, or other presiding officer.

Adopted: September 1, 2026

12.8 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees, or at any such meeting the Trustees or the Chairman, the Vice Chairman, or other presiding officer, may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman, the Vice Chairman, or other presiding officer may appoint a person to fill the vacancy. Unless otherwise instructed by the Trustees, or by the Chairman. the Vice Chairman, or other presiding officer at the meeting, the Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and consents, determine the results, and do such other acts as may be proper to conduct the election or vote.

12.9 Communications with Shareholders. Any notices, reports, statements or other communications with Shareholders of any kind required under the Declaration of Trust, these By-Laws or applicable law may be sent, delivered or made available in any reasonable manner as may be determined by the Trustees if not otherwise prohibited by applicable law, including, without limitation, by email or other electronic means or by posting on a website; and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder’s current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters. Any Shareholder may waive receipt of any notice or other communication. Communications shall be deemed to have been given at the time when delivered personally or deposited in the mail or with another carrier or sent by any means of written or electronic communication or, where notice is given by posting on a website or by publication, on the date of posting or publication. An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained with the records of the Trust.

ARTICLE 13
Amendments to the By-Laws

13.1 General. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

ARTICLE 14
Indemnification

The Trust shall provide any indemnification required by Article VII of the Declaration of Trust and applicable law. Further:

(a) Expenses, including counsel fees so incurred by any past, present and future Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of any undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnifications of such expenses is not authorized under Article VII of the Declaration of Trust, provided that (i) such Covered Person shall provide security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of such Covered Person’s failure to fulfill his undertaking or (iii) a majority of the Trustees who are disinterested persons and who are not Interested Persons (provided that a majority of such Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (but not a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification.

Adopted: September 1, 2026

(b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a pleas of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not reasonably believe his or her actions to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(c) Pursuant and subject to Article 14, the Trust shall indemnify each Covered Person against, or advance the expenses of any Covered Person for, the amount of any deductible provided in any liability insurance policy maintained by the Trust.

(d) Agents and employees of the Trust who are not Trustees or officers of the Trust may be indemnified under the same standards and procedures set forth above, in the discretion of the Board.

(e) Nothing in the Declaration of Trust or in these By-Laws shall be deemed to protect any Trustee or officer of the Trust against any liability to the Trust or to its Shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

14.1 The Trust shall have the power to purchase and maintain insurance on behalf of any person against any liability asserted against or incurred by such person, whether or not the Trust would have the power to indemnify such person against such liability under the provisions of this Article. Nevertheless, insurance will not be purchased or maintained by the Trust if the purchase or maintenance of such insurance would result in the indemnification of any person in contravention of any rule or regulation and/or interpretation of the Securities and Exchange Commission.

Adopted: September 1, 2026